Exhibit 31.2

SECTION 302 CERTIFICATION

I, Jan Kees van Gaalen, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ending December 31, 2014, of Dresser-Rand Group Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 29, 2015	By:	/s/ Jan Kees van Gaalen
Jan Kees van Gaalen
Executive Vice President and Chief Financial Officer